UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2004
(Date of earliest event reported)

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-49651	86-1038668

Commission File Number)	(IRS Employer Identification Number)

2401 WEST GRANDVIEW ROAD
PHOENIX, ARIZONA
85023
(Address of Principal Executive Offices)
(Zip Code)

(602) 789-6600
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Conditions.

     The Company is furnishing this Report on Form 8-K in connection with the disclosure of textual information in the form of a press release released on July 29, 2004.

     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report is available on the Company’s website located at www.suntroncorp.com, although the Company reserves the right to discontinue that availability at any time.

EXHIBITS

Exhibit 99.1           Press Release dated July 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION
Date: July 29, 2004	By:	/s/ Peter W. Harper
Peter W. Harper
Chief Financial Officer